Exhibit 99.1

                 KeySpan 2002 Third Quarter Earnings on Target
      -- New Electric Generation Units Contribute to Strong Performance --
                 -- Company Reaffirms 2002 Earnings Guidance --

Brooklyn, New York, October 24, 2002 - KeySpan Corporation (NYSE: KSE) reported third quarter earnings in line with Company expectations driven by strong electric business results. KeySpan's third quarter consolidated earnings from continuing operations, less preferred stock dividends, were $3.6 million, or $0.03 per share, compared to a loss of $38.9 million, or $0.28 per share, for the same period last year. For the nine-months ended September 30, 2002, KeySpan reported consolidated earnings from continuing operations, less preferred stock dividends, of $244.5 million, or $1.74 per share, as compared to earnings of $171.8 million, or $1.25 per share, for the same period last year. Excluding 2001 special items, 2001 earnings from continuing operations, less preferred stock dividends, for the third quarter were a loss of $2.4 million, or $0.02 per share, and earnings of $243.9 million, or $1.77 per share, for the nine-months ended September 30.

The main driver of the third quarter earnings was the continued solid performance of the core electric business during its summer peak period. The electric results benefited from the installation of 158 megawatts of electric generating peaking units under contract to the Long Island Power Authority, as well as the hot weather experienced during the summer. In addition, results continue to benefit from lower interest costs, and the elimination of the amortization of goodwill expense.

"We continue to implement our focused core business strategy, highlighted by our electric business results this quarter," said Robert B. Catell, Chairman and Chief Executive Officer. "Our electric performance benefited from the more than 97% availability of our New York and Long Island generation plants and the new peaking units. We successfully addressed the electric needs of New York and Long Island during a summer that experienced much hotter weather than normal. Moreover, our core gas distribution business is well positioned to address the natural gas supply needs of our existing and potential customers, specifically on Long Island and New England, where the Company continues to add thousands of new customers."

KeySpan's 2002 third quarter consolidated earnings available for common shareholders of $3.6 million, or $0.03 per share, compared to a loss of $36.6 million, or $0.26 per share, which includes discontinued operations from Midland Enterprises, for the same period last year. For the nine-months ended September 30, 2002, KeySpan reported consolidated earnings available for common shareholders, including discontinued operations, of $224.8 million, or $1.60 per share, as compared to earnings of $178.7 million, or $1.30 per share, in the same period last year.

Segment Highlights
Major highlights from continuing operations in 2002 and 2001 are reported on an Earnings Before Interest and Taxes (EBIT) basis as follows:

------------------------------------------------- --------------- --------------- --------------- -----------------
               EBIT ($ millions)                   3rd Quarter     3rd Quarter    Year-to-Date     Year-to-Date
               -----------------                   ------------    ------------   -------------    ------------
                                                       2002            2001            2002             2001
                                                       ----            ----            ----             ----
------------------------------------------------- --------------- --------------- --------------- -----------------
Gas Distribution                                     ($38.9)         ($31.0)          $320.0           $318.6
------------------------------------------------- --------------- --------------- --------------- -----------------
Electric Services                                     $113.3          $96.5           $243.7           $229.8
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Services (1)                                   ($4.5)         ($69.6)         ($23.9)          ($133.0)
------------------------------------------------- --------------- --------------- --------------- -----------------
Energy Investments
------------------------------------------------- --------------- --------------- --------------- -----------------
           Exploration & Production                   $21.3           $26.8           $60.5            $136.3
------------------------------------------------- --------------- --------------- --------------- -----------------
           Other Energy Investments                   $10.9            $2.4           $17.1            $18.8
                                                      -----            ----           -----            -----
------------------------------------------------- --------------- --------------- --------------- -----------------
Total Operating Segments                              $102.1          $25.1           $617.4           $570.5
------------------------------------------------- --------------- --------------- --------------- -----------------
Other (2)                                            ($15.9)          $24.7          ($12.8)           $26.6
                                                     -------          -----          -------           -----
------------------------------------------------- --------------- --------------- --------------- -----------------
Total EBIT                                            $86.3           $49.8           $604.6           $597.1
------------------------------------------------- --------------- --------------- --------------- -----------------

Note: As previously reported, (1) 2001 Energy Services EBIT includes special charges of $72.6 million and $133.7 million, for the third quarter and nine-months ended, respectively, associated with operations of the former Roy Kay companies. (2) 2001 Other EBIT includes a benefit of $22.0 million, for the third quarter and nine-months ended, associated with a favorable appellate court decision.


Key EBIT Drivers by Segment

o    The Gas  Distribution  segment  serving New York City,  Long Island and New
     England recorded an anticipated seasonal loss in the third quarter. Quarterly results were impacted, in part, by the timing of operation and maintenance expenses. On a year to date basis, the gas distribution segment achieved higher EBIT than last year, despite the extraordinarily warm winter, due to gas customer growth and the elimination of the amortization of goodwill. Thus far in 2002, KeySpan has completed more than 35,000 gas installations that should add approximately $40 million in new annual gross profit margin.

o The Electric Services segment consists of a focused generation portfolio with revenues provided by the long-term contracts with the Long Island Power Authority and electric capacity and energy sales from our Ravenswood Plant in New York City. The Electric Services segment reported third quarter results of $16.8 million ahead of last year. The main drivers of this performance were contributions from our new Long Island electric generating peaking units and stronger energy sales due to the hotter than normal summer weather.

o The Energy Services segment reported a $4.5 million EBIT loss during the third quarter. The results consisted of a positive contribution from our Business Solutions segment, which continues to show improvement and is near target, offset by a loss at Home Energy Services as a result of fewer on-demand service requests due to the economy, and the cost to close out a service operation.

o The Energy Investments segment includes the Company's gas exploration and production operations -- primarily from the Company's 67% ownership of The Houston Exploration Company (NYSE: THX) -- as well as pipeline and other investments. The Energy Investments segment realized a third quarter EBIT increase of $3.0 million compared to last year and a $77.5 million decline for the nine-months ended September 30, 2002, primarily due to lower gas prices. E&P production in the quarter totaled 26.9 Bcfe, a 16% increase from 23.3 Bcfe in 2001, offset by a 10% decrease in average realized prices from $3.50 per Mcf in 2001 to $3.14 per Mcf in 2002. Given the potential volatility of the gas commodity market, THX has hedged approximately 65% of 2002 production at a weighted average floor price of $3.40 per MMBtu and weighted average ceiling price of $4.83 per MMBtu, and based on current year's estimated production, approximately 65% of 2003 at a weighted average floor price of $3.40 per MMBtu and weighted average ceiling price of $4.55 per MMBtu.

Financial Update

In October, consistent with our long-range plans, KeySpan monetized a portion of the assets related to its joint venture drilling program entered into with The Houston Exploration Company in 1999. KeySpan received $26.5 million in cash for
18.6 Bcfe of estimated proved and probable reserves. The proceeds will be used to pay down short term debt and there is no impact on earnings.

In 2002, the Company has benefited from lower interest expense attributable to lower interest rates on commercial paper, and the benefit of interest rate swaps used to optimize the Company's mix of fixed and variable debt. In addition, results benefited from the adoption of FAS 142, which resulted in the elimination of the amortization of goodwill in the amounts of $12.0 million and $36.9 million for the three and nine months ended September 30, 2002, respectively.

During the quarter, KeySpan's Board of Directors reviewed the Company's governance policies and determined that current corporate practices are in general conformance with new statutory and regulatory requirements. In an effort to ensure transparency for shareholders, the Company has decided to expense stock options starting in 2003 to reflect all compensation costs in earnings. Based on current estimates, expensing the options is not expected to have a significant impact on the Company's reported earnings in 2003.

2002 Earnings Outlook

Given the Company's year to date results, KeySpan is reaffirming its 2002 earnings guidance of $2.60 to $2.75 per share, which includes earnings from continuing core operations of approximately $2.40 to $2.45 per share, and earnings from E&P operations of approximately $0.20 to $0.30 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions. KeySpan is once again reaffirming its commitment to maintaining the dividend at the current annual rate of $1.78 per share.

"We continue to implement our strategy toward becoming the premier energy company in the Northeast," said Mr. Catell. "Our year to date performance reflects the strength of our core gas and electric businesses. We have a solid balance sheet and strong financial fundamentals in place, and we are pleased to reaffirm our 2002 earnings forecast of $2.60 to $2.75 per share and solid dividend of $1.78 per share."
--------------------------------------------------------------------------------

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2002 Third Quarter Earnings Conference Call on:

Thursday, October 24, 2002, at 4:00 PM (EST)
Dial Number: 888-552-7850
International Dial Number: (706) 645-9166

Replay Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 5656138

Audio webcast available at http://investor.keyspanenergy.com

                               KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)
   -------------------------------------------------------------------------------------------------------------------------
                                                         3 Months          3 Months          9 Months          9 Months
                                                           Ended             Ended             Ended             Ended
                                                         9/30/02           9/30/01           9/30/02           9/30/01
   -------------------------------------------------------------------------------------------------------------------------
   Revenues
     Gas Distribution                                         $337,785         $346,703         $2,082,577       $2,721,032
     Electric Services                                         414,868          387,881          1,084,309        1,089,156
     Energy Services                                           217,104          263,047            687,975          814,911
     Gas Exploration and Production                             86,464           82,362            249,452          318,093
     Energy Investments                                         23,599           22,436             62,784           73,627
   -------------------------------------------------------------------------------------------------------------------------
   Total Revenues                                            1,079,820        1,102,429          4,167,097        5,016,819
   -------------------------------------------------------------------------------------------------------------------------

   Operating Expenses
     Purchased gas for resale                                  138,607          148,893          1,037,907        1,694,591
     Fuel and purchased power                                  139,538          164,555            317,253          454,212
     Operations and maintenance                                485,157          507,113          1,531,394        1,544,799
     Depreciation, depletion
      & amortization                                           127,301          135,937            380,758          388,679
     Operating taxes                                            96,298           94,909            304,076          337,734
   -------------------------------------------------------------------------------------------------------------------------
   Total Operating Expenses                                    986,901        1,051,407          3,571,388        4,420,015
   -------------------------------------------------------------------------------------------------------------------------
   Operating Income                                             92,919           51,022            595,709          596,804

   Other Income & (Deductions)                                  (6,646)          (1,230)             8,901              316
   -------------------------------------------------------------------------------------------------------------------------

   Income Before Interest Charges
    & Income Taxes                                              86,273           49,792            604,610          597,120

   Interest Charges                                             79,937           78,735            222,594          263,967
   Income Taxes                                                  1,372            8,484            133,249          156,884
   -------------------------------------------------------------------------------------------------------------------------
   Earnings (Loss) From
    Continuing Operations                                        4,964          (37,427)           248,767          176,269
   -------------------------------------------------------------------------------------------------------------------------

   Income (Loss) From Discontinued Operations                        -            2,253            (19,662)           6,806
   -------------------------------------------------------------------------------------------------------------------------

   Net Income                                                    4,964          (35,174)           229,105          183,075
   Preferred Stock Dividends                                     1,335            1,473              4,287            4,425
   -------------------------------------------------------------------------------------------------------------------------
   Earnings (Loss) For Common Stock                             $3,629        $ (36,647)          $224,818         $178,650
   -------------------------------------------------------------------------------------------------------------------------

   Basic Earnings (Loss) Per Share:
    Continuing Operations                                         0.04            (0.27)              1.77             1.28
    Discontinued Operations                                          -             0.02              (0.14)            0.05
    Preferred Stock                                              (0.01)           (0.01)             (0.03)           (0.03)
   -------------------------------------------------------------------------------------------------------------------------
   Basic Earnings (Loss) Per Share                                0.03            (0.26)              1.60             1.30
   -------------------------------------------------------------------------------------------------------------------------

   Diluted Earnings (Loss) Per Share:
    Continuing Operations                                         0.03            (0.27)              1.75             1.26
    Discontinued Operations                                          -             0.02              (0.14)            0.05
    Preferred Stock                                              (0.01)           (0.01)             (0.03)           (0.03)
   -------------------------------------------------------------------------------------------------------------------------
   Diluted Earnings (Loss) Per Share                              0.02            (0.26)              1.58             1.28
   -------------------------------------------------------------------------------------------------------------------------

   Average Common Shares
    Outstanding (000)                                          141,686          138,693            140,929          137,856

   Average Common Shares
    Outstanding - Diluted (000)                                142,359          139,508            141,760          138,921

                                    PRELIMINARY

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended September 30, 2002
                            (In Thousands of Dollars)

                                                             Energy Investments
                                                        --------------------------
                                                            Gas                                Total
                               Gas           Electric    Exploration      Other     Energy     Operating     Recon-         Total
                           Distribution      Services    & Production  Investments  Services   Segments     ciliations  Consolidated
                         ---------------------------------------------------------------------------------------------------------
 Unaffliated Revenues             337,785   414,868        86,464       23,599      217,104   1,079,820                 1,079,820
 Intersegment Revenues                           25                        194                      219     (219)               -
                         ---------------------------------------------------------------------------------------------------------
 Revenues                         337,785   414,893        86,464       23,793      217,104   1,080,039     (219)       1,079,820

 Operation Expenses
 Purchased Gas                    130,698         -             -            -        7,909     138,607                   138,607

 Purchased Fuel                         -   101,572             -           66       37,900     139,538                   139,538

 Operations and
  Maintenance                     147,023   149,682        12,234       10,849      173,393     493,181   (8,024)         485,157

 Depreciation, Depletion
  & Amortizations                  56,174    16,176        44,880        3,875        2,430     123,535    3,766          127,301

 Operating Taxes                   45,972    40,809         2,996          758          306      90,841    5,457           96,298

                         ---------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                         379,867   308,239        60,110       15,548      221,938     985,702    1,199          986,901
                         ---------------------------------------------------------------------------------------------------------

 Operating Income                 (42,082)  106,654        26,354        8,245       (4,834)     94,337   (1,418)          92,919

 Other Income and
  (Deductions)                      3,204     6,624        (5,079)       2,690          379       7,818  (14,464)          (6,646)

 Income Before Interest  ---------------------------------------------------------------------------------------------------------
  Charges & Income Taxes          (38,878)  113,278        21,275       10,935       (4,455)    102,155  (15,882)          86,273
                         =========================================================================================================


                               KeySpan Corporation
                               Segment Information
                      Nine Months Ended September 30, 2002
                            (In Thousands of Dollars)

                                                            Energy Investments
                                                        -------------------------
                                                             Gas                                Total
                               Gas           Electric    Exploration      Other     Energy     Operating     Recon-         Total
                           Distribution      Services    & Production  Investments  Services   Segments     ciliations  Consolidated
                          ----------------------------------------------------------------------------------------------------------
 Unaffliated Revenues         2,082,577     1,084,309       249,452        62,784   687,975      4,167,097                4,167,097
 Intersegment Revenues                             75                         582                      657       (657)            -
                          ----------------------------------------------------------------------------------------------------------
 Revenues                     2,082,577     1,084,384       249,452        63,366   687,975      4,167,754       (657)    4,167,097

 Operation Expenses
 Purchased Gas                  980,638             -             -             -    57,269      1,037,907          -     1,037,907

 Purchased Fuel                       -       216,712             -           116   100,425        317,253          -       317,253

 Operations and
  Maintenance                   445,330       481,732        35,183        44,633   547,695      1,554,573    (23,179)    1,531,394

 Depreciation, Depletion
  & Amortizations               177,312        43,835       130,766        10,791     6,726        369,430     11,328       380,758

 Operating Taxes                170,078       114,449         7,870         2,414       916        295,727      8,349       304,076

                          ----------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                    1,773,358       856,728       173,819        57,954   713,031      3,574,890     (3,502)    3,571,388
                          ----------------------------------------------------------------------------------------------------------

 Operating Income               309,219       227,656        75,633         5,412   (25,056)       592,864      2,845       595,709

 Other Income and
  (Deductions)                   10,797        15,995       (15,091)       11,677     1,155         24,533    (15,632)        8,901

  Income Before Interest  ----------------------------------------------------------------------------------------------------------
  Charges & Income Taxes        320,016       243,651        60,542        17,089   (23,901)       617,397    (12,787)      604,610
                          ==========================================================================================================



                                   PRELIMINARY

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended September 30, 2001
                            (In Thousands of Dollars)
                                                             Energy Investments
                                                        --------------------------
                                                            Gas                                Total
                               Gas           Electric    Exploration      Other     Energy     Operating     Recon-         Total
                           Distribution      Services    & Production  Investments  Services   Segments     ciliations  Consolidated
                           ---------------------------------------------------------------------------------------------------------
 Unaffliated Revenues            346,703      387,881       82,362      22,436      263,047      1,102,429                1,102,429
 Intersegment Revenues                             25                                                   25        (25)            -
                             -------------------------------------------------------------------------------------------------------
 Revenues                        346,703      387,906       82,362      22,436      263,047      1,102,454        (25)    1,102,429

 Operation Expenses
 Purchased Gas                   144,279            -            -           -        4,614        148,893          -       148,893

 Purchased Fuel                        -       87,401            -           -       77,154        164,555          -       164,555

 Operations and
  Maintenance                    125,276      153,881       10,459      18,562      232,697        540,875    (33,762)      507,113

 Depreciation, Depletion
  & Amortizations                 60,341       13,200       35,697       3,816       18,199        131,253      4,684       135,937

 Operating Taxes                  50,530       38,931        2,012         670          278         92,421      2,488        94,909

                             -------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                       380,426      293,413       48,168      23,048      332,942      1,077,997    (26,590)    1,051,407
                             -------------------------------------------------------------------------------------------------------

 Operating Income                (33,723)      94,493       34,194        (612)     (69,895)        24,457     26,565        51,022

 Other Income &
  (Deductions)                     2,714        2,026       (7,407)      3,030          301            664     (1,894)       (1,230)

   Income Before Interest    -------------------------------------------------------------------------------------------------------
   Charges and Income Taxes      (31,009)      96,519       26,787       2,418      (69,594)        25,121     24,671        49,792
                             =======================================================================================================


                               KeySpan Corporation
                               Segment Information
                      Nine Months Ended September 30, 2001
                            (In Thousands of Dollars)
                                                            Energy Investments
                                                        -------------------------
                                                            Gas                                Total
                                 Gas         Electric    Exploration      Other     Energy     Operating     Recon-         Total
                             Distribution    Services    & Production  Investments  Services   Segments     ciliations  Consolidated
                             ------------------------------------------------------------------------------------------------------
 Unaffliated Revenues           2,721,032     1,089,156     318,093       73,627     814,911     5,016,819               5,016,819
 Intersegment Revenues                               75                                                 75        (75)           -
                             ------------------------------------------------------------------------------------------------------
 Revenues                       2,721,032     1,089,231     318,093       73,627     814,911     5,016,894        (75)   5,016,819

 Operation Expenses
 Purchased Gas                  1,578,074             -           -        2,731     113,786     1,694,591          -    1,694,591

 Purchased Fuel                         -       241,055           -            -     213,157       454,212          -      454,212

 Operations and
  Maintenance                     442,504       465,787      40,341       48,967     591,159     1,588,758    (43,959)   1,544,799

 Depreciation, Depletion
  & Amortizations                 191,677        38,490     102,749       11,337      30,038       374,291     14,388      388,679

 Operating Taxes                  202,310       120,600       4,574          931         836       329,251      8,483      337,734

                             ------------------------------------------------------------------------------------------------------
 Total  Operating
  Expenses                      2,414,565       865,932     147,664       63,966     948,976     4,441,103    (21,088)   4,420,015
                             ------------------------------------------------------------------------------------------------------

 Operating Income                 306,467       223,299     170,429        9,661    (134,065)      575,791     21,013      596,804

 Other Income &
  (Deductions)                     12,129         6,526     (34,169)       9,158       1,052        (5,304)     5,620          316

   Income Before Interest    ------------------------------------------------------------------------------------------------------
   Charges and Income Taxes       318,596       229,825     136,260       18,819    (133,013)      570,487     26,633      597,120
                             ======================================================================================================